Exhibit 99.1

                                     INGRAM
                                      MICRO
                                 Partner Smart

                            Taking The Pole Position
                                 A Look Forward

                                  Greg Spierkel
                             Chief Executive Officer
                                November 5, 2009

                                      2009
                                   Investor &
                                  Analyst Day

                                  Celebrating
                                  the
                                  first 30

Proprietary information of Ingram Micro Inc. - Do not distribute or duplicate without Ingram Micro's express written permission.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this presentation that are forward-looking statements, including but not limited to statements about economic conditions, capital resources, cost reduction actions, revenues, operating income, margins, expenses, integration costs, operating efficiencies, profitability, market share and rates of return, are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro's business, financial condition and results of operations.  Ingram Micro disclaims any duty to update any forward-looking statements.  Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) difficult conditions in the global economy in general have affected our business and results of operations and these conditions are not expected to improve in the near future and may worsen; (2) changes in our credit rating or other market factors such as continued adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs through reduced access to capital, or it may increase our cost of borrowing; (3) our failure to adequately adapt to economic and industry changes and to manage prolonged contractions could negatively impact our future operating results; (4) if our business does not perform well, we may be required to recognize further impairments of our intangible or other long-lived assets or establish a valuation allowance against our deferred income tax assets, which could adversely affect our results of operations or financial condition; (5) we continually experience intense competition across all markets for our products and services, which may intensify in a more difficult global economy; (6) we operate a global business that exposes us to risks associated with international activities; (7) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions and continued enhancements to information systems, processes and procedures and infrastructure on a global basis, which could disrupt our business and have an adverse effect on our operating results; (8) we are dependent on a variety of information systems and a failure of these systems could disrupt our business and harm our reputation and net sales; (9) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) changes in, or interpretations of, tax rules and regulations may adversely affect our effective tax rates or operating margins and we may be required to pay additional tax assessments; (11) we cannot predict with certainty what loss we might incur as a result  of other litigation matters and contingencies that we may be involved with from time to time; (12) we may incur material litigation, regulatory or operating costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (13) future terrorist or military actions could result in disruption to our operations or loss of assets, in certain markets or globally; (14) the loss of a key executive officer or other key employees, or changes affecting the work force such as government regulations, collective bargaining agreements or the limited availability of qualified personnel, could disrupt operations or increase our cost structure; (15) we face a variety of risks with outsourcing arrangements; (16) changes in accounting rules could adversely affect our future operating results; (17) our quarterly results have fluctuated significantly; and (18) we are dependent on third-party shipping companies for the delivery of our products.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes intended to address these risk factors and to mitigate their impact on Ingram Micro's results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro's Annual Report on Form 10-K for the year ended January 3, 2009; other risks or uncertainties may be detailed from time to time in Ingram Micro's future SEC filings.

Let's Recap

Laid a solid operational foundation over last 18 months

Expanding share a top priority

Reenergizing sales; leveraging balance sheet

Creating operational excellence and developing new capabilities

Augmenting eSolutions

Building enterprise and services
capabilities

Expanding strategic divisions: DC/POS and IM Logistics

                                                                     INGRAM
                                                                     MICRO    2

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without Ingram Micro's express written permission.

Our Targets For The Next 2-3 Years

 150 basis points of annualized operating
 margin

 Sales growing greater than overall IT market

 Gross margins above the previously
 stated floor of 5.4 percent

 ROIC equal to or greater than 12 percent

                                                                     INGRAM
                                                                     MICRO    3

Proprietary information of Ingram Micro Inc. - Do not distribute or duplicate without Ingram Micro's express written permission.

Now Is A Good Time
To Invest In Ingram Micro

Leading IT distributor well positioned to capitalize on healthy technology industry

IT spending predicted to reach nearly $1.5 trillion in 2010

Improved infrastructure will drive strong operating leverage Divisional structures that align with vendor solutions

Poised for post-upturn success

Only broad-based player in Asia

Financially flexible and solidly capitalized

                                                                     INGRAM
                                                                     MICRO    4

Proprietary information of Ingram Micro Inc. - Do not distribute or duplicate without Ingram Micro's express written permission.

                                     INGRAM
                                      MICRO
                                 Partner Smart

Proprietary information of Ingram Micro Inc. - Do not distribute or duplicate without Ingram Micro's express written permission.

                                  Celebrating
                                  the
                                  first 30

Proprietary information of Ingram Micro Inc. - Do not distribute or duplicate without Ingram Micro's express written permission.